Exhibit 10.4(b)

 NON-QUALIFIED STOCK OPTION
AGREEMENT (this “Agreement”) dated as of
September ___, 2012, between WireCo
WorldGroup (Cayman) Inc., an exempted company
limited by shares and organized under the laws of
the Cayman Islands (the “Company”), and
__________ (the “Optionee”).

WHEREAS, the Company has agreed to grant to the Optionee pursuant to the WireCo WorldGroup (Cayman) Inc. 2008 Long-Term Incentive Plan, as amended (the “Plan”) (all capitalized terms not defined herein shall have the meanings ascribed to them in the Plan), effective as of September ___, 2012 (the “Grant Date”), an option to purchase Shares on the terms and subject to the conditions set forth in this Agreement and the Plan; and

WHEREAS, the Company and the Optionee [are executing] [have previously executed] an Adoption Agreement [as of the date hereof].

NOW, THEREFORE, in consideration of the promises and of the mutual agreements contained in this Agreement, the parties hereto hereby agree as follows:

Section 1.                      The Plan.  The terms and provisions of the Plan are hereby incorporated into this Agreement as if set forth herein in their entirety.  In the event of a conflict between any provision of this Agreement and the Plan, the provisions of the Plan shall control.

Section 2.                      Options.  Effective on the Grant Date, on the terms and subject to the conditions of the Plan and this Agreement, the Company hereby grants to the Optionee an option (the “Option”) to purchase _______ Shares at an exercise price of $[_____] per Share (the “Option Price”).  To the extent permitted by the Committee, payment of the Option Price may be made in any manner specified by Section 5.6 of the Plan.  The Option is not intended to qualify for federal income tax purposes as an “incentive stock option” within the meaning of Section 422 of the Code.  The term of the Option shall commence on the Grant Date and expire on September [__], 2022, unless the Option shall have sooner been terminated in accordance with the terms of the Plan or this Agreement.

Section 3.                     Vesting.  Subject to the Optionee’s not having a Termination of Relationship and except as otherwise set forth in Sections 4 and 5, 20% of the Option shall become a Vested Option on each of September [__], 2013, September [__], 2014, September [__], 2015, September [__], 2016 and September [__], 2017 (each, a “Vesting Date”).

Section 4.                      Termination.

(a)           The Option shall automatically terminate and shall become null and void, be unexercisable and be of no further force and effect upon the earlier of September [__],  2022 or the 90th day following the Optionee’s Termination of Relationship.  Subject to Sections 4(b) and 4(c), upon a Termination of Relationship for any reason, any unvested portion of the Option shall terminate on the date the Termination of Relationship occurs.

(b)           Notwithstanding Section 4(a), in the event of a Termination of Relationship due to the Optionee’s death, the installment of Option scheduled to vest during the 12-month period immediately following the date of Termination of Relationship due to the Optionee’s death shall become a Vested Option immediately upon the date of such Termination of Relationship.

(c)           Notwithstanding Section 4(a), upon a Termination of Relationship by the Company without Cause (as defined below) within the one-year period following the consummation of a Liquidity Event pursuant to which any Person (excluding the Investor) acquires 50 percent or more of (A) the then-outstanding Shares and (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, the Option shall immediately become a fully Vested Option.  For the purposes of this Section 4(c), “Cause” means: (i) “Cause” as defined in any employment, consulting, or similar agreement between the Optionee and the Company or one of its Subsidiaries or Affiliates, or (ii) if there is no such agreement or if it does not define Cause:  (A) conviction of the Optionee for a crime (other than a vehicular misdemeanor), (B) dishonesty in the course of fulfilling the Optionee’s duties, or (C) willful and deliberate failure on the part of the Optionee to perform his or her duties in any material respect.

Section 5.                      Liquidity Events.

(a)           Upon the consummation of a Liquidity Event (as defined below), a portion of the then-unvested Option shall become a Vested Option concurrently with the consummation of such event, such that the total percentage of Option that has become a Vested Option immediately after the consummation of such Liquidity Event shall, after taking into account any portion of the Option that had become a Vested Option prior to such Liquidity Event, be equal to the Liquidated Percentage (as defined below).  Following the acceleration of a portion of the then-unvested Option upon the consummation of a Liquidity Event pursuant to this Section 5(a), the vesting schedule of the Option that remains an unvested Option immediately following such Liquidity Event shall be modified such that such remaining unvested portion of the Option is scheduled to vest in equal installments on each of the Vesting Dates occurring subsequent to such Liquidity Event (subject to the vesting conditions set forth in Section 3).

(b)           Certain Definitions.

(i)           “Liquidity Event” means a Public Offering or a disposition by the Investor of any portion of the Investor Investment (excluding, for the avoidance of doubt, a sale, transfer, or other disposition within the affiliate group comprising the Investor); provided, that (x) prior to an initial public offering, no such disposition will be deemed to constitute a Liquidity Event if, immediately thereafter, the Investor continues to beneficially own 50 percent or more of (A) the then-outstanding Shares and (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors, and (y) a disposition by the Investor pursuant to which the Investor receives non-cash consideration shall not be considered a disposition for purposes of this sentence until such consideration is disposed of for cash.

(ii)           “Investor Investment” means direct or indirect investments in Shares or other capital stock of the Company made by the Investor on or after December 31, 2010, but excluding any purchases or repurchases of Shares on any securities exchange or any national market system after an initial public offering.

(iii)           The “Liquidated Percentage” means, with respect to a Liquidity Event, the percentage of the Investor Investment that has been liquidated for cash (including pursuant to a disposition of non-cash consideration acquired upon a disposition of a portion of the Investor Investment) as of immediately following the applicable Liquidity Event.

Section 6.                      No Right To Employment.  Nothing in this Agreement or in the Option shall confer upon the Optionee any right to continue in the employ or service of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries, as the case may be, in its sole discretion, to terminate the Optionee’s employment or service or to increase or decrease the Optionee’s compensation at any time.

Section 7.                      Securities Law Representations.  The Optionee acknowledges that the Option and the Shares are not being registered under the Securities Act, based, in part, on either (i) reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act or (ii) the fact that the Optionee is an “accredited investor” (as defined under the Securities Act), and, in each of (i) and (ii) above, a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time.  The Optionee, by executing this Agreement, hereby makes the following representations to the Company and acknowledges that the Company’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

•
The Optionee is acquiring the Option and, if and when the Optionee exercises the Option, will acquire the Shares solely for the Optionee’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of the Securities Act and/or any applicable state securities laws.

•
The Optionee has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Option and the restrictions imposed on any Shares purchased upon exercise of the Option.  The Optionee has been furnished with, and/or has access to, such information as he considers necessary or appropriate for deciding whether to exercise the Option and purchase the Shares.  However, in evaluating the merits and risks of an investment in the Shares, the Optionee has and will rely only upon the advice of his own legal counsel, tax advisors, and/or investment advisors.

•
The Optionee is aware that the Option may be of no practical value, that any value it may have depends on its vesting and exercisability as well as an increase in the Fair Market Value of the underlying Shares to an amount in excess of the Option

Price, and that any investment in common shares of a private closely held corporation such as the Company is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

•
The Optionee understands that any Shares acquired on exercise of the Option will be characterized as “restricted securities” under the federal securities laws, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect.  The Optionee acknowledges receiving a copy of Rule 144 promulgated under the Securities Act, as presently in effect, and represents that he is familiar with such rule, and understands the resale limitations imposed thereby and by the Securities Act and the applicable state securities law.

•	The Optionee has read and understands the restrictions and limitations set forth in the Shareholders Agreement, the Plan and this Agreement.

•
The Optionee has not relied upon any oral representation made to the Optionee relating to the Option or the purchase of the Shares on exercise of some or all of the Option or upon information presented in any promotional meeting or material relating to the Option or the Shares.

•
The Optionee understands and acknowledges that, if and when he exercises the Option, (a) any certificate evidencing the Shares (or evidencing any other securities issued with respect thereto pursuant to any stock split, stock dividend, merger or other form of reorganization or recapitalization) when issued shall bear any legends which may be required by applicable federal and state securities laws, and (b) except as otherwise provided under the Shareholders Agreement, the Company has no obligation to register the Shares or file any registration statement under federal or state securities laws.

Section 8.                      Designation of Beneficiary.  Subject to the provisions of any applicable national laws, the Optionee may appoint any individual or legal entity in writing as his beneficiary to receive any Option (to the extent not previously terminated or forfeited) under this Agreement upon the Optionee’s death.  The Optionee may revoke his designation of a beneficiary at any time and appoint a new beneficiary in writing.  To be effective, the Optionee must complete the designation of a beneficiary or revocation of a beneficiary by written notice to the Company under Section 9 of this Agreement before the date of the Optionee’s death.  In the absence of a beneficiary designation, the legal representative of the Optionee’s estate shall be deemed the beneficiary.

Section 9.                      Notices.  All notices, claims, certifications, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given and delivered if personally delivered or if sent by nationally-recognized overnight courier, by telecopy, or by registered or certified mail, return receipt requested and postage prepaid, addressed as follows:

If to the Company, to it at:

WireCo WorldGroup (Cayman) Inc.
c/o Mitchell Presser
Paine & Partners, LLC
461 Fifth Avenue, 17th Floor
New York, NY 10017
Fax:  (212) 379-7251

If to the Optionee, to the most recent address in the Company’s records; or to such other address as the party to whom notice is to be given may have furnished to the other party in writing in accordance herewith.  Any such notice or other communication shall be deemed to have been received (a) in the case of personal delivery, on the date of such delivery (or if such date is not a business day, on the next business day after the date of delivery), (b) in the case of nationally-recognized overnight courier, on the next business day after the date sent, (c) in the case of telecopy transmission, when received (or if not sent on a business day, on the next business day after the date sent), and (d) in the case of mailing, on the third business day following that on which the piece of mail containing such communication is posted.

Section 10.                      Waiver of Breach.  The waiver by either party of a breach of any provision of this Agreement must be in writing and shall not operate or be construed as a waiver of any other or subsequent breach.

Section 11.                      Optionee’s Undertaking.  The Optionee hereby agrees to take whatever additional actions and execute whatever additional documents the Company may in its reasonable judgment deem necessary or advisable in order to carry out or effectuate one or more of the obligations or restrictions imposed on the Optionee pursuant to the express provisions of this Agreement and the Plan.

Section 12.                      Modification of Rights.  The rights of the Optionee are subject to modification and termination in certain events as provided in this Agreement and the Plan (with respect to the Option granted hereby).  Notwithstanding the foregoing, the Optionee’s rights under this Agreement and the Plan may not be materially impaired without the Optionee’s prior written consent.

Section 13.                      Governing Law.  This agreement will be governed by and construed in accordance with the laws of the state of New York, without giving effect to any choice or conflict of law provision or rule (whether of the state of New York or any other jurisdiction) that would cause the laws of any jurisdiction other than the state of New York to be applied.  In furtherance of the foregoing, the internal law of the state of New York will control the interpretation and construction of this agreement, even if under such jurisdiction’s choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

Section 14.                      Withholding.  As a condition to exercising the Option in whole or in part, the Optionee will pay, or make provisions satisfactory to the Company for payment of, any Federal, state and local taxes required to be withheld in connection with such exercise.

Section 15.                      Adjustment.  In the event of any change in the outstanding shares of the Company after the Grant Date or any other event described in Article IX of the Plan occurring after the Grant Date, the Board or the Committee may make such substitution or adjustment (including cash payments) as provided for under Article IX of the Plan.

Section 16.                      Counterparts.  This Agreement may be executed in one or more counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts together shall constitute but one agreement.

Section 17.                      Entire Agreement.  This Agreement and the Plan (and the other writings referred to herein) constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

Section 18.                      Severability.  It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought.  Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.  Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

Section 19.                      Waiver of Jury Trial.  Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, trial by jury in any suit, action or proceeding arising hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Non-Qualified Stock Option Agreement as of the date first written above.

WIRECO WORLDGROUP (CAYMAN) INC.

By:
Name:
Title:

OPTIONEE:

[______________________]